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                                                                   Exhibit 3.115


                                   BYLAWS OF
                AUTOMOTIVE SATELLITE TELEVISION NETWORK, INC.*

                                  ARTICLE I.

                                    OFFICES

     Section 1. Registered Office and Agency. The registered office of the Corporation shall be 1626-0 Dallas Parkway, Suite 120, Dallas, Texas 75248. The name of its registered agent at such address is Carl Westcott. ** Amended January 4, 1990.

     Section 2. Other Offices. The Corporation may have, in addition to its registered office, offices and places of business at such places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.

                             SHAREHOLDERS MEETINGS

     Section 1. Annual Meeting. An annual meeting of the shareholders shall be held at such time as the Board of Directors may decide, at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation or by these Bylaws, may be called by the Chairman of the Board, the President, the Board of Directors, or the holders of not less than one-tenth in number of all the shares entitled to vote at the meetings.

     Section 3. Place of Meetings. Meetings of shareholders shall be held at such places, within or without the State of Texas, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 4. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall
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make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     Section 5. Notice of Meetings. Written or printed notice stating the place, day and hour of each meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the body, officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

      Section 6. Quorum of Shareholders. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at each meeting of shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy shall be the


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

act of the shareholders' meeting, unless the vote of a greater number is required by statute, the Articles of Incorporation or these Bylaws, in which case the vote of such greater number shall be requisite to constitute the act of the meeting. The shareholders present or represented at a duly organized meeting and entitled to vote thereat may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 7. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as and to the extent otherwise provided by statute or the Articles of Incorporation. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken viva voce or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

     Section 8. Action without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

     Section 9. Telephone Meetings. Shareholders may participate in and hold a meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a


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person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                 ARTICLE III.

                              BOARD OF DIRECTORS

     Section 1. Management of the Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 2. Number and Qualifications. The Board of Directors shall consist of one or more directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by the Board of Directors, except that no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of any increase in the number of directors may be filled by election at any annual meeting or at a special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. None of the directors need be shareholders of the Corporation or residents of the State of Texas.

     Section 3. Election and Term of Office. At each annual meeting of shareholders the shareholders shall elect directors to hold office until the next succeeding annual meeting. At each election, the persons receiving the greatest number of votes shall be the directors. Each director elected shall hold office for the term for which he is elected and until his successor shall have been elected and shall have qualified or until his earlier death, resignation, retirement, disqualification or removal.

     Section 4. Removal. Any director may be removed either for


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

or without cause to any special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

      Section 5. Vacancies. Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 6. Place of Meetings. Meetings of the Board of Directors, annual, regular or special, may be held either within or without the State of Texas.

      Section 7. Annual Meetings. The first meeting of each newly elected Board shall be held for the purpose of organization and the transaction of any other business without notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

      Section 8. Regular Meetings. Regular meetings of the Board of Directors, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board and communicated to all directors. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, any and all business may be transacted at any regular meeting.

      Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or the Secretary on twenty-four (24) hours notice to each director, either personally or by mail or by telegram. Except as may be otherwise expressly provided by statute or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


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

     Section 10. Quorum and Manner of Acting. At all meetings of the Board of Directors the presence of a majority of the number of directors fixed by these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Articles of Incorporation or these Bylaws, in which case the act of such greater number shall be requisite to constitute the act of the Board. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally convened.

     Section 11. Action without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors, and such consent shall have the same force and effect as a unanimous vote at a meeting. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

     Section 12. Directors' Compensation. The Board of Directors shall have authority to determine , time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 13. Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.


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

     Section 14. Mandatory Indemnification and Advancement of Directors and officers.*** Adopted January 4, 1990.

                                  ARTICLE IV.

                                    NOTICES

     Section 1 Manner of Giving Notice. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing by mail, postage prepaid, addressed to such director or shareholder at his address as it appears on the records or (in the case of a shareholder) the stock transfer books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be delivered at the time when the same shall be deposited in the United States mails as aforesaid.

     Section 2. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to giving of such notice.

                                  ARTICLE V.

                              EXECUTIVE COMMITTEE

     Section 1. Constitution and Powers. The Board of Directors, by resolution adopted by affirmative vote of a majority of the entire board, may designate two
(2) or more directors to constitute an Executive Committee, which Executive Committee shall have and may exercise, when the Board is not in session, all of the authority and powers of the Board of Directors in the business and affairs of the Corporation, even though such authority and powers be herein provided or directed to be exercised by a designated officer of the Corporation; provided that the foregoing shall not be construed as authorizing action by the Executive Committee with respect to any action which by


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

statute, the Articles of Incorporation or these Bylaws is required to be taken by vote of a specified proportion of the number of directors fixed by these Bylaws, or any other action required or specified by the Texas Business Corporation Act or other applicable law or by these Bylaws or by the Articles of Incorporation to be taken by the Board of Directors, as such. So far as practicable, members of the Executive Committee shall be appointed by the Board of Directors at its first meeting after each annual meeting of shareholders and, unless sooner discharged by affirmative vote of a majority of the entire Board, shall hold office until their respective successors are appointed and qualify or until their earlier respective removals, deaths, resignations, retirements, or disqualifications.

     Section 2. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by affirmative vote of a majority of the whole Committee and communicated to all of the members thereof. Special meetings of the Executive Committee may be called by the Chairman of the Board, the President or any member thereof at any time on twenty-four (24) hours' notice to each member, either personally or by mail or telegram. Except as may be otherwise expressly provided by statute or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee.

     Section 3. Records. The Executive Committee shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board of Directors. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as secretary of the Executive Committee or the Committee may, in its discretion, appoint its own secretary.

     Section 4. Vacancies. Any vacancy in the Executive Committee may be filled by affirmative vote of a majority of the entire Board.


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

                                  ARTICLE VI.

                         OTHER COMMITTEES OF THE BOARD

     Section 1. Other Committees. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the entire Board, designate two or more directors to constitute another committee or committees for any purpose; provided, that any such other committee or committees shall have and may exercise only the power. of recommending action to the Board of Directors and the Executive Committee and of carrying out and implementing any instructions or any policies, plans and programs theretofore approved, authorized and adopted by the Board of Directors or the Executive Committee.**** Amended on January 4, 1990.

                                 ARTICLE VII.

          OFFICERS, EMPLOYEES AND AGENTS: POWERS AND DUTIES

     Section 1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board (if the Board of Directors shall determine the election of such officer to be appropriate), a President, one or more Vice Presidents as may be determined from time to time by the Board (and, in the case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate), a Secretary, and a Treasurer. The Chairman of the Board, if any, shall be a member of the Board of Directors. No other elected officer of the Corporation need be a member of the Board of Directors.

     Section 2. Election. So far as is practicable, all elected officers shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders.

     Section 3. Appointive Officers. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board) as it shall from time to time deem necessary, who will exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board of Directors or the Executive Committee.


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

     Section 4. Two or More Offices. Any two (2) or more offices may be held by the same person.

     Section 5. Compensation. The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors or the Executive Committee. The Board of Directors or the Executive Committee may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers of the Corporation.

     Section 6. Term of Office; Removal; Filling of Vacancies. Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent will not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     Section 7. Chairman of the Board. The Chairman of the Board, if a person is elected to such office by the Board of Directors shall preside when present at all meetings of the shareholders and of the Board of Directors. He shall advise and counsel the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or the Executive Committee.

     Section 8. President. The President shall be the chief executive officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. In the absence of the Chairman of the Board or if such officer shall not have been elected or be serving, the President shall preside when present at meetings of the shareholders and the Board of Directors. He shall have


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

general authority to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct or operations may require and to fix their compensation, subject too the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and in general to exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. In the absence or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in order of their seniority, unless otherwise determined by the Chairman of the Board, the President, the Board of Directors or the Executive Committee.

     Section 9. Vice Presidents. Each Vice President shall have such titles as may be prescribed by the Board of Directors, and shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President, the Board of Directors or the Executive Committee.

     Section 10. Treasurer. The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors or the Executive Committee shall from time to time direct or as shall be selected in accordance with procedure established by the Board or the Executive Committee; shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of treasurer of a


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corporation. In the absence or disability of the Treasurer his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the Chairman of the Board, the President, the Board of Directors or the Executive Committee. if required by the Board of Directors, he shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office.

     Section 11. Assistant Treasurers. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the Chairman of the Board, the President, the Board of Directors, or the Executive Committee.

     Section 12. Secretary. The Secretary shall see that notice is given of all meetings of the shareholders and special meetings of the Board of directors and shall keep and attest true records of all proceedings at all meetings of the shareholders and the Board. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the Chairman of the Board, the President, the Board of Directors or the Executive Committee.

     Section 13. Assistant Secretaries. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the Chairman of the Board, the President, the Board of Directors or the Executive Committee.


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

     Section 14. Additional Powers and Duties. In addition to the foregoing especially enumerated duties, services and powers, the several elected and appointive officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation or these Bylaws or as the Board of Directors or the Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.

                                 ARTICLE VIII.

                          STOCK AND TRANSFER OF STOCK

     Section 1. Certificates Representing Shares. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Bylaws shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of Texas, the holder's name, the number and class of shares which such certificate represents, the par value of such shares or a statement that such shares are without par value, and such other matters as may be required by law. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such officer may be facsimile.

     Section 2. Lost Certificates. The Board of Directors, the Executive Committee, the President, or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or


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

certificates, the Board of Directors, the Executive Committee, the President, or such other officer or officers, in its or his or their discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

     Section 3. Transfers of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4.Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Law.

                                  ARTICLE IX.

                                 MISCELLANEOUS

     Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the statutes and of the Articles of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, or in any combination thereof. The declaration


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

and payment shall be at the discretion of the Board of Directors.

     Section 2. Reserves. There may be created from time to time by resolution of he Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the directors in their discretion think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws or in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.

     Section 4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors from time to time.

     Section 5. Seal. The Corporation's seal shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

     Section 6. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of


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

shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action,requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

     Section 7. Surety Bonds. Such officers and agents of the Corporation (if any) as the Chairman of the Board or the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, the Board of Directors, or the Executive Committee may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

                                  ARTICLE X.

                                  AMENDMENTS

     Section 1. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, provided notice of the proposed alteration, amendment or repeal or adoption be contained in the notice of such meeting.

     I, Ron Gardner, hereby certify that I am the duly elected and qualified Secretary of Automotive Satellite Television Network, Inc., and that the foregoing is a true and correct copy of the Bylaws of Automotive Satellite Television Network, Inc., adopted by unanimous consent of the Board of Directors of the Corporation as of the 19th day of May, 1986.

     In Witness Whereof, I have hereunto affixed my name as Secretary as of this 19th day of May, 1986.

                                  Ron Gardner

                           BYLAW AMENDMENTS/CHANGES

     * The name of the Corporation was changed to Westcott Communications, Inc., effective as of July 25, 1988.

     ** Article I, Section 1 is amended to read in its entirety as follows:

          Section 1. Registered Office and Agent. The registered office of the Corporation shall be 1303 Marsh Lane, Carrollton, Texas 75006. The name of its registered agent as such address is Carl Westcott.

     *** A new Section 14, Article III is added which Section 14 reads in its entirety as follows:

          Section 14. Mandatory Indemnification and Advancement of Expenses for Directors and Officers. The Corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a director under the Texas Business Corporation Act, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Section 14 is in effect. Any repeal or amendment of this Section 14 shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment of this Section 14. Such right shall include the right to be paid or reimbursed by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. it shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

     To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Section 14 shall extend to proceedings involving the negligence of such person.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

**** Article VI, Section 1 is amended to read in its entirety as follows:

          Section 1. Other Committees. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the entire Board, designate two or more directors to constitute another committee or committees for any purpose; provided, that any such other committee or committees shall have and may exercise all authority of the Board of Directors and the Executive Committee in carrying out and implementing any instructions or any policies, plans and programs theretofore approved, authorized and adopted by the Board of Directors or the Executive Committee.

                              AMENDMENT OF BYLAWS

                       OF WESTCOTT COMMUNICATIONS, INC.

                                 AUGUST 3,1993

     RESOLVED, that Section 6 of the Bylaws of the Corporation be amended to read in its entirety as follows:

     Section 6. Quorum of Shareholders.

     The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at each meeting of shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. With respect to any matter other than the election of directors, the vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders'meeting, unless the vote of a greater number is required by statute, the Articles of Incorporation or these Bylaws, in which case the vote of such greater number shall be requisite to constitute the act of the meeting. The shareholders present or represented at a duly organized meeting and entitled to vote thereat may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     FURTHER RESOLVED, that the President, any Vice-President, and the Secretary of the Corporation (the "Proper Officers") are each hereby authorized, empowered, and directed to execute and deliver, for and on behalf and in the name of the Corporation, the Amendment, together with any other instruments and documents as any such officer may deem necessary, appropriate, or in the best interest of the Corporation;

     FURTHER RESOLVED, that the Proper Officers are, and each hereby is, authorized, empowered, and directed to make such modifications to, additions to, deletions from, or changes to the Amendment as such officer may deem necessary or appropriate or in the best interest of the Company; that execution and delivery of the Amendment by such officer shall be conclusive evidence of his approval thereof, and such changes, additions, deletions, or modifications shall be deemed authorized by the Board of Directors of the Company pursuant to the terms hereof;

     FURTHER RESOLVED, that the Proper Officers of the Company are authorized to sign, execute, certify to, verity, acknowledge, deliver, accept, and record any and all such additional agreements, certificates, documents, reports, and schedules, and to take, or cause to be taken, any and all such action, in the name and on behalf of the Company, which shall be required to effect the Amendment, without limitation to the transaction listed above, or which the Proper Officers of the Company deem necessary or appropriate or in the best interest of the Company in order to effect the foregoing resolutions, and such officer's signature, or such actions taken by such officer, shall be conclusive evidence that such officer did deem same to be necessary or appropriate and in the best interest of the Company in order to effect such purposes; and

     FINALLY RESOLVED, that each and every action taken by the Proper Officers of the Corporation prior to the date of the adoption of the foregoing resolutions which would have been authorized by the foregoing resolutions but for the fact that such actions were taken prior to such date, be, and each hereby is, ratified, approved, confirmed, and adopted.

                                    Phyllis Farragut, Secretary

                                 AMENDMENT TO

                    BYLAWS OF WESTCOTT COMMUNICATIONS,INC.

     1. Section 4 of Article III of the Bylaws of Westcott Communications, Inc. (the "Corporation") is hereby amended to read in its entirety as follows:

          Section 4. Removal. Any director may be removed for cause at any special or annual meeting of shareholders, by the affirmative vote of the holders of a majority of the outstanding shares entitled by law to vote thereon if notice of intention to act upon such matter shall have been given in the notice calling such meeting. No director may be removed without cause.

     2. Article X of the Bylaws of the Corporation is hereby amended by adding a new Section 2 to such Article X to read in its entirety as follows:

          Section 2. The shareholders of the Corporation may only alter, amend or repeal these Bylaws or adopt new Bylaws if such alteration, amendment, repeal or adoption is approved by the affirmative vote of a majority of the outstanding shares entitled by law to vote thereon.

                                ___________________________
January 9, 1996                 Phyllis Farragut, Secretary